UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

VOCERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35469	94-3354663
(Commission File Number)	(IRS Employer Identification No.)

525 Race Street, San Jose, CA	95126
(Address of principal executive offices)	(Zip Code)

(408) 882-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

The Audit Committee (the “Audit Committee”) of the Board of Directors of Vocera Communications, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for 2014. The Audit Committee invited certain accounting firms to participate in this process, including PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), which had previously served as the Company’s independent registered public accounting firm. As a result of this process, on March 21, 2014, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2014 and dismissed PricewaterhouseCoopers from that role. The Company expects to engage Deloitte upon completion of their client acceptance procedures.

PricewaterhouseCoopers’ reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012, and December 31, 2013, and the subsequent interim period through March 21, 2014, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K, between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused PricewaterhouseCoopers to make reference to the subject matter of any such disagreement in connection with its reports for such years and (ii) except for a material weakness in the Company’s internal control over financial reporting as described below, no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K . The material weakness in internal control over financial reporting as disclosed in the Company’s report on Form 10-Q for the quarter ended June 30, 2012 was related to the design and operation of controls for the preparation of the statement of cash flows specifically associated with non-cash activity related to issuance costs from the completion of the Company’s initial public offering. This material weakness was subsequently remediated as of December 31, 2012. The Audit Committee has discussed these matters with PricewaterhouseCoopers, and the Company has authorized PricewaterhouseCoopers to respond fully to any inquiries by Deloitte.

The Company provided PricewaterhouseCoopers with a copy of the disclosures it is making in the Report. The Company requested that PricewaterhouseCoopers furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of PricewaterhouseCoopers’ letter dated March 27, 2014 is attached as Exhibit 16.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

16.1	Letter of PricewaterhouseCoopers LLP dated March 27, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

Date: March 27, 2014	By:	/s/ William R. Zerella
William R. Zerella
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of PricewaterhouseCoopers LLP dated March 27, 2014

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